Q1 2026 Update

Overview Financial Summary Technology Capacity Distribution Financial Statements Additional Information

HIGHLIGHTS	($ in millions)	Q1 2026	LAST 12 MONTHS
Profitability	Revenue	$ 37.8	$ 168.0
	Net Income[(1)(2)]	$ 7.3	$ 34.8
	Adjusted Net Income	$ 13.4	$ 59.3
	Adjusted EBITDA	$ 21.6	$ 99.5
Efficiency	Revenue per Employee	-	$2.8, up 17%
	Adjusted EBITDA per Employee	-	$1.7, up 15%
	Adjusted EBITDA Margin	57.1 %	59.2 %
Growth	Revenue Growth	*28.8 %*	*32.2 %*
	Net Income Growth[(1)(2)]	*(26.1)%*	*(12.8)%*
	Adjusted Net Income Growth	*21.4 %*	*25.6 %*
	Adjusted EBITDA Growth	*26.0 %*	*29.3 %*
Execution	Written Premium	$86.7, up 26%	$385.0, up 32%
	Premium in Force (period end)	-	$388.7, up 32%
	Policies in Force (period end, thousands)	-	295, up 28%
	Rule of 40[(3)]	-	91

SUMMARY

The first quarter reflects continued progress across the core areas of the business.

We generated record new business sales for a first quarter, supported by ongoing expansion in our distribution network and strong engagement from agents on the platform. That growth is coming from both new partnerships and deeper utilization within our existing base.

At the same time, we introduced a set of new technology capabilities that begin to change how the platform is accessed and how it operates. Tools like Atlas+, our ChatGPT integration, and Proteus are early examples of how we are simplifying workflows for agents and accelerating development internally. While still early, these releases represent a shift in how users interact with the system and how quickly it can evolve.

We continue to see strong retention across the portfolio, reflecting consistent underwriting performance and the value of the product to customers.

From a financial perspective, we continue to operate at approximately 91 on the Rule of 40, reflecting a balance of strong growth and operating leverage. First quarter margins reflect the timing of public company audit and compliance costs, which are concentrated early in the year. We view this as a timing effect and do not expect it to impact full-year margin expectations.

The performance in Q1 reflects strong execution across the business and positions us well to continue building on this momentum through the remainder of the year.Neptune remains focused on long-term shareholder value creation.

Despite the inherent variability of government policy and weather-related activity, the strength of our performance in Q1 has increased our confidence in the outlook for 2026. Based on that performance, we are increasing our full-year expectations.
For full-year 2026, we now expect:

- Revenue of $195 million, and
- Adjusted EBITDA margin between 60 and 61 percent

(1) Q1 2026 results include $6.9 million of pre-tax Stock Based Compensation expense.
(2) Last twelve months results include $18.2 million of pre-tax non-cash Stock Based Compensation expense and $8.6 million of pre-tax Corporate transaction costs.
(3) Rule of 40 is calculated as the sum of year-over-year revenue growth and Adjusted EBITDA margin for the applicable period. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue. Adjusted EBITDA is a non-GAAP financial measure. See reconciliation to the most directly comparable GAAP measure elsewhere in this presentation.

NEPTUNE

KEY METRICS EVENTS IMPACTING 1ST QUARTER Revenue Total quarterly revenue increased $8.4 million YoY to $37.8 million; revenue was impacted by the following items: + larger renewal portfolio + increased commission income as a percent of written premium + increased distribution as a result of demand growth during Q4 2025 government shutdown - residual slowdown in sales due to less active storm season in Q4 2025 - ongoing slow real estate market reducing selling opportunities Profitability Total quarterly Adjusted EBITDA increased 26.0% YoY to $21.6 million at a 57.1% margin; AEBITDA was impacted by the following items: + return to normalized commission expense as a percent of written premium - increase in employee compensation and benefits associated with additional employees, including employees hired to aid in public company reporting - higher public company-related expenses, including audit costs, which were concentrated in the first quarter 4

FINANCIAL SUMMARY ($ in thousands) Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 YoY (Q1’26 vs Q1’25) Commission income $ 22,707 $ 32,062 $ 33,916 $ 33,318 $ 29,034 27.9 % Fee income 6,646 10,004 10,449 10,449 8,761 31.8 % Total revenues $ 29,353 $ 42,066 $ 44,365 $ 43,767 $ 37,795 28.8 % Agent commissions $ 8,940 $ 12,736 $ 13,840 $ 13,549 $ 11,352 27.0 % Employee compensation and benefits 1,321 1,424 1,662 1,055 1,542 16.7 % General and administrative 1,976 2,657 2,138 3,252 3,580 81.2 % Share-based compensation 84 104 111 11,121 6,876 NM IPO transaction costs 531 2,943 4,966 473 — NM Amortization expense 874 912 948 979 1,004 14.9 % Total operating expenses $ 13,726 $ 20,776 $ 23,665 $ 30,429 $ 24,354 77.4 % Net income $ 9,939 $ 11,620 $ 11,511 $ 4,343 $ 7,349 (26.1) % Adjusted net income $ 11,044 $ 14,556 $ 15,996 $ 15,335 $ 13,410 21.4 % Adjusted EBITDA $ 17,116 $ 25,249 $ 26,725 $ 25,911 $ 21,566 26.0 % Adjusted EBITDA Margin % 58.3% 60.0% 60.2% 59.2% 57.1% 5 NM = Not meaningful. “NM” indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

FINANCIAL SUMMARY Twelve Months Ended March 31, ($ in thousands) 2025 2026 YoY ('26 vs '25) Commission income $ 96,601 $ 128,329 32.8 % Fee income 30,485 39,664 30.1 % Total revenues $ 127,086 $ 167,993 32.2 % Agent commissions $ 37,746 $ 51,477 36.4 % Employee compensation and benefits 4,656 5,683 22.1 % General and administrative 8,100 11,627 43.5 % Share-based compensation 309 18,212 NM IPO transaction costs 531 8,382 NM Amortization expense 3,213 3,843 19.6 % Total operating expenses $ 54,555 $ 99,224 81.9 % Net income $ 39,917 $ 34,823 (12.8) % Adjusted net income $ 47,222 $ 59,297 25.6 % Adjusted EBITDA $ 76,914 $ 99,451 29.3% 6 NM = Not meaningful. “NM” indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

FINANCIAL SUMMARY M illi on s $13 $18 $18 $35 $37 $35 $19 $34 $48 $72 $95 $99 Net Income Adjusted EBITDA 2021 2022 2023 2024 2025 LTM $— $20 $40 $60 $80 $100 $120 149 117 99 101 93 91 Rule of 40 2021 2022 2023 2024 2025 LTM 0 25 50 75 100 125 150 50% 55% 57% 60% 60% 59 %Adjusted EBITDA Margin % YoY Organic Revenue Growth % 7 63% 37% 41% 34% 32 % M illi on s $38 $62 $85 $119 $160 $168 Organic Revenue 2021 2022 2023 2024 2025 LTM $0 $25 $50 $75 $100 $125 $150 $175 $200

FINANCIAL SUMMARY 34 37 45 51 58 60 Average Number of Employees 2021 2022 2023 2024 2025 LTM 0 10 20 30 40 50 60 70 M illi on s $1.1 $1.7 $1.9 $2.3 $2.8 $2.8 Revenue per Employee 2021 2022 2023 2024 2025 LTM $— $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 M illi on s $0.6 $0.9 $1.1 $1.4 $1.6 $1.7 Adjusted EBITDA per Employee 2021 2022 2023 2024 2025 LTM $— $0.3 $0.5 $0.8 $1.0 $1.3 $1.5 $1.8 8

USE OF CASH At March 31, 2026, we maintained a $260.0 million revolving credit facility, which had $240.0 million outstanding at year end 2025. In Q1 2026, we continued to utilize operating cashflow to reduce our debt and effect aggregate principal paydowns of $13.0 million, resulting in debt outstanding of $227.0 million at March 31, 2026. This resulted in a Net Leverage Ratio (as defined in our credit facility) at March 31, 2026, of 2.2X. Operating cash flow for the three months ended March 31, 2026, was $16.7 million, compared to $14.3 million for the three months ended March 31, 2025. 4.3 1.9 3.9 1.8 2.5 2.2 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 1 2 3 4 5 2021 2022 2023 2024 2025 Total Net Leverage Ratio 9 2026

Operations

TECHNOLOGY During the first quarter, we deployed 24 new versions of the Triton system, bringing the total to 570 versions. This reflects a consistent release cadence and an engineering approach built around continuous iteration. The quarter saw the release of three tools that we believe will redefine how our system is utilized, accessed, and built. These include a beta launch of Atlas+, our agent facing, LLM-powered sales enablement tool, a Neptune application within ChatGPT, which provides a conversational interface for direct-to- consumer education and pricing, and Proteus, an internal tool that reimagines the software development process. Individually, these are incremental changes, but collectively they represent a shift in how the system is accessed and how quickly it can improve. As these tools are adopted, they begin to reduce friction for users and increase the pace of development across the platform. During Q1 was also continued to iterate through the beta phase of our Indemnity Earthquake product. From an operating perspective, written premium increased 26% year over year, and revenue retention remained above 90% on a trailing 12 month basis. Machine learning models continue to be applied across underwriting, sales, and retention, and improve as more data flows through the system. We continue to develop a platform that improves in real time, with each release and each interaction contributing to the flywheel effects. 162 203 256 468 546 570 Cumulative Triton Versions 2021 2022 2023 2024 2025 Q 1 26 0 100 200 300 400 500 600 84% 89% 90% 91% 92% 90% Revenue Retention 2021 2022 2023 2024 2025 LTM 0% 20% 40% 60% 80% 100% M ill io ns $89 $143 $202 $274 $367 $385 Written Premium 2021 2022 2023 2024 2025 LTM $— $50 $100 $150 $200 $250 $300 $350 $400 9

CAPACITY Over the past twelve months, the number of capacity providers supporting Neptune increased by approximately 50%, reaching 42 partners as of March 31, 2026. These partners now support 8 programs across 9 products, representing more than $130 billion of coverage. This growth reflects continued alignment between Neptune and its capacity panel. Our model is structured so that we do not take balance sheet risk, which places a consistent focus on delivering value to our partners through underwriting performance, transparency, and portfolio management. As the platform has grown, we’ve seen capacity partners expand their participation alongside us, and we added two new providers during the quarter. The increase in both partners and programs reflects the flexibility of the platform and the ability to match risk with the appropriate sources of capital. This alignment is also reflected economically. Trailing twelve month commission income as a percentage of written premium increased by 28 basis points year over year, indicating sustained value delivered to capacity providers over time. Premium by Program 12 14 20 23 40 42 Capacity Providers 2021 2022 2023 2024 2025 Q 1 2026 0 10 20 30 40 50 4 6 6 6 8 8 Programs 2021 2022 2023 2024 2025 Q 1 2026 0 2 4 6 8 10 M illi on s $4 $— $— $—2021 2022 2023 2024 2025 Q 1 2026 $— $100 $200 $300 $400 $500 12 all data as of period end

DISTRIBUTION In the first quarter, we generated record Q1 new business sales, exceeding the prior year by more than 44%. This was driven by continued expansion of distribution partnerships, along with the continued rollout of newer relationships. We also saw continued effects from the late 2025 government shutdown, which impacted the broader flood insurance market. During this period, the consistency of Neptune’s pricing, support, and product availability remained important factors for our distribution partners. Agent engagement remains strong. Since launching our individual user-based access model in December, more than 45,000 agents have created accounts on the platform. This transition away from an agency- based login structure allows for a more direct and individualized experience, and supports more targeted improvements over time. These trends are reflected in the underlying growth of the business. Policies in force continued to scale and premium in force approached $389 million, supported by both new business production and retention. Distribution continues to expand through a combination of partner growth, increased agent engagement, and broader access to the platform, all supported by a consistent product and user experience. M ill io ns $90 $145 $204 $278 $370 $389 Premium in Force 2021 2022 2023 2024 2025 Q 1 2026 $— $100 $200 $300 $400 Th ou sa nd s 94 136 167 221 280 295 Policies in Force 2021 2022 2023 2024 2025 Q 1 2026 0 50 100 150 200 250 300 M ill io ns 9.0 14.9 20.8 26.7 32.7 34.4 Cumulative Triton Quotes 2021 2022 2023 2024 2025 Q 1 2026 0 5 10 15 20 25 30 35 40 13

Financial Statements

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data) (Unaudited)	Q1-2025	Q2-2025	Q3-2025	Q4-2025	Q1-2026	YoY (Q1 '26 vs Q1 '25)
Revenues:						
Commission income	$ 22,707	$ 32,062	$ 33,916	$ 33,318	$ 29,034	27.9 %
Fee income	6,646	10,004	10,449	10,449	8,761	31.8 %
Total commissions and fees	**$ 29,353**	**$ 42,066**	**$ 44,365**	**$ 43,767**	**$ 37,795**	**28.8 %**
Operating expenses:						
Agent commissions	$ 8,940	$ 12,736	$ 13,840	$ 13,549	$ 11,352	27.0 %
Employee compensation and benefits	1,321	1,424	1,662	1,055	1,542	16.7 %
General and administrative	1,976	2,657	2,138	3,252	3,580	81.2 %
Share-based compensation expense	84	104	111	11,121	6,876	NM
IPO transaction costs	531	2,943	4,966	473	—	NM
Amortization expense	874	912	948	979	1,004	14.9 %
Total operating expenses	**$ 13,726**	**$ 20,776**	**$ 23,665**	**$ 30,429**	**$ 24,354**	**77.4 %**
Income from operations	**$ 15,627**	**$ 21,290**	**$ 20,700**	**$ 13,338**	**$ 13,441**	**(14.0)%**
Other income (expense):						
Interest income	169	247	281	226	165	(2.4)%
Interest expense	(2,401)	(5,868)	(5,518)	(4,456)	(3,531)	47.1 %
Income before income tax expense	**$ 13,395**	**$ 15,669**	**$ 15,463**	**$ 9,108**	**$ 10,075**	**(24.8)%**
Income tax expense	$ 3,456	$ 4,049	$ 3,952	$ 4,765	$ 2,726	(21.1)%
Net income	**$ 9,939**	**$ 11,620**	**$ 11,511**	**$ 4,343**	**$ 7,349**	**(26.1)%**
Accretion adjustment to redeemable preferred stock	$ (3,381)	$ (3,467)	$ (3,555)	$ (34)	$ —	(100.0)%
Allocation to participating preferred stock	(2,030)	—	(2,463)	(14)	—	(100.0)%
Cash dividend paid on redeemable preferred stock	—	(54,170)	—	—	—	NM
Net income available to common stockholders	**$ 4,528**	**$ (46,017)**	**$ 5,493**	**$ 4,295**	**$ 7,349**	**62.3 %**

NM = Not meaningful. "NM" indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

15

CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data) (Unaudited) Dec 31, 2025 Mar 31, 2026 Assets Current assets: Cash and cash equivalents $ 8,036 $ 10,542 Fiduciary cash 32,512 49,852 Fiduciary receivable 5,375 6,103 Commissions and fees receivable 4,080 4,732 Prepaid expenses and other current assets 1,309 1,236 Income tax receivable 1,150 — Total current assets $ 52,462 $ 72,465 Intangible assets, net $ 466 $ 447 Internally developed software, net 6,030 6,141 Goodwill 3,793 3,793 Deferred tax assets 802 793 Deferred financing asset 1,746 1,656 Total assets $ 65,299 $ 85,296 Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit Current liabilities: Accounts payable $ 10,141 $ 8,690 Commissions payable 3,788 4,660 Insurance company payables 18,946 24,415 Income tax payable — 1,548 Accrued expenses 977 800 Premium deposits 18,941 31,541 Total current liabilities $ 52,793 $ 71,654 Revolving credit facility 240,000 227,000 Total liabilities $ 292,793 $ 298,654 Stockholders’ deficit: Class A common stock, $0.00001 par value, 428,422,036 and 428,422,036 shares authorized; 94,868,326 and 94,718,530 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively 1 1 Class B common stock, $0.00001 par value, 51,577,964 and 51,577,964 shares authorized; 43,435,000 and 43,435,000 issued and outstanding at March 31, 2026 and December 31, 2025, respectively — — Accumulated deficit $ (514,351) $ (507,002) Additional paid-in capital 286,856 293,643 Total stockholders’ deficit $ (227,494) $ (213,358) Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit $ 65,299 $ 85,296 16

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted EBITDA Margin

Below is a reconciliation of Adjusted EBITDA to net income (the most directly comparable GAAP measure), as well as our Adjusted EBITDA margin to net income margin (the most directly comparable GAAP measure), for each of the three and twelve months ended March 31, 2026 and 2025.

	Three Months Ended March 31,			Twelve Months Ended March 31,		
($ in thousands)	2025	2026	Change %/PP	2025	2026	Change %/PP
Total revenues	**$ 29,353**	**$ 37,795**	**28.8 %**	**$ 127,086**	**$ 167,993**	**32.2 %**
Net income	$ 9,939	$ 7,349	(26.1)%	$ 39,917	$ 34,823	(12.8)%
Interest expense (net of interest income)	$ 2,232	$ 3,366	50.8 %	$ 13,522	$ 18,454	36.5 %
Income tax expense	$ 3,456	$ 2,726	(21.1)%	$ 13,666	$ 15,492	13.4 %
Loss on extinguishment of debt	$ —	$ —	NM	$ 5,426	$ —	NM
Amortization expense	$ 874	$ 1,004	14.9 %	$ 3,213	$ 3,843	19.6 %
Share-based compensation	$ 84	$ 6,912	NM	$ 309	$ 18,248	NM
Corporate transaction related expenses	$ 531	$ 176	NM	$ 631	$ 8,558	NM
One-time Expenses	$ —	$ 33	NM	$ 230	$ 33	NM
Adjusted EBITDA	**$ 17,116**	**$ 21,566**	**26.0 %**	**$ 76,914**	**$ 99,451**	**29.3 %**
Net income margin	33.9 %	19.4 %	(14.4)	31.4 %	20.7 %	(10.7)
Adjusted EBITDA margin	**58.3 %**	**57.1 %**	**(1.3)**	**60.5 %**	**59.2 %**	**(1.3)**

	Twelve Months Ended March 31,		
($ in thousands)	2025	2026	Change %
Average number of employees	53.2	59.9	12.6 %
Total revenues	$ 127,086	$ 167,993	32.2 %
Revenue per employee	$ 2,389	$ 2,804	17.3 %
Adjusted EBITDA	$ 76,914	$ 99,451	29.3 %
Adjusted EBITDA per employee	$ 1,446	$ 1,660	14.8 %

NM = Not meaningful. "NM" indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

17

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Earnings (Basic and Diluted) Per Share

The table below presents a reconciliation of Adjusted Net Income to net income (the most directly comparable GAAP measure), as well as our Adjusted Earnings (basic and diluted) per share to basic earnings (loss) and diluted earnings (loss) per share of common stock (the most directly comparable GAAP measure), respectively, for each of the three and twelve months ended March 31, 2026 and 2025.

	Three Months Ended March 31,		
(In thousands, except share and per share data)	2025	2026	Change %
Net income	**$ 9,939**	**$ 7,349**	**(26.1)%**
Income tax	$ 3,456	$ 2,726	(21.1)%
Amortization expense	$ 874	$ 1,004	14.9 %
Share-based compensation	$ 84	$ 6,912	NM
Corporate transaction related expenses	$ 531	$ 176	NM
One-time expenses	$ —	$ 33	NM
Adjusted Income before income tax expense	$ 14,884	$ 18,200	22.3 %
Adjusted income taxes (1)	$ (3,841)	$ (4,790)	24.7 %
Adjusted net income	**$ 11,044**	**$ 13,410**	**21.4 %**
Weighted average Common Stock outstanding - Basic	93,350,000	138,240,994	48.1 %
Plus: Impact of conversion of redeemable, convertible preferred stock (2)	41,850,000	—	NM
Adjusted Weighted average Common Stock outstanding - Basic	**135,200,000**	**138,240,994**	**2.2 %**
Basic earnings (loss) per share	$ 0.05	$ 0.05	NM
Effect of conversion of redeemable, convertible preferred stock and net loss attributable to preferred stock holders (3)	$ 0.05	$ —	NM
Other adjustments to earnings (loss) per share (4)	$ 0.01	$ 0.08	NM
Adjusted income taxes per share	$ (0.03)	$ (0.03)	NM
Adjusted basic earnings per share(5)	**$ 0.08**	**$ 0.10**	**NM**
Weighted average Common Stock outstanding - Diluted	93,350,000	145,756,044	56.1 %
Plus: Impact of dilutive RSUs and stock options (4)	—	—	NM
Plus: Impact of conversion of redeemable, convertible preferred stock (2)	41,850,000	—	NM
Adjusted weighted average Common Stock outstanding - Diluted	**135,200,000**	**145,756,044**	**7.8 %**
Diluted earnings (loss) per share	$ 0.05	$ 0.05	NM
Effect of conversion of redeemable, convertible preferred stock (3)	$ 0.02	$ —	NM
Other adjustments to earnings (loss) per share (4)	$ 0.04	$ 0.07	NM
Adjusted income taxes per share	$ (0.03)	$ (0.03)	NM
Adjusted diluted earnings per share(5)	**$ 0.08**	**$ 0.09**	**NM**

(1)This represents the tax impact using effective tax rates of 26.3% and 25.8% for the three months ended March 31, 2026 and 2025, respectively. These tax rates exclude items that are non-deductible/non-taxable or subject to a specific tax treatment.
(2)Assumes the conversion of all 41,850,000 shares of Redeemable Convertible Preferred Stock into an equivalent number of shares of common stock.
(3)Pursuant to the completion of the Company's IPO on October 2, 2025, the redeemable, convertible preferred stock was no longer outstanding for the three months ended March 31, 2026. For comparability purposes, this calculation reflects net income that would be distributable to holders of common stock, assuming all redeemable preferred shares had been converted and no longer impacted the numerator. For the three months ended March 31, 2025, this includes $3.4 million of accretion adjustments and $2.0 million of allocations to participating preferred stock, totaling $5.4 million. These adjustments were divided by 93,350,000 shares for the three months ended March 31, 2025, to calculate the Adjusted earnings (basic and diluted) per share amounts.
(4)Other adjustments to earnings (loss) represent amortization expense, share-based compensation, and corporate related expenses.
(5)Adjusted earnings per share is calculated as Adjusted Net Income divided by the applicable weighted average shares outstanding. Individual per-share components above may not sum exactly to the total due to rounding.

18

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Per Share Metrics

($ in thousands)	Q2- 2024	Q3-2024	Q4-2024	Q1-2025	Q2-2025	Q3-2025	Q4-2025	Q1-2026
Total commissions and fees	$ 32,410	$ 33,820	$ 31,503	$ 29,353	$ 42,066	$ 44,365	$ 43,767	$ 37,795
Total operating expenses	$ 13,705	$ 14,011	$ 13,113	$ 13,726	$ 20,776	$ 23,665	$ 30,429	$ 24,354
Income from operations	$ 18,705	$ 19,809	$ 18,390	$ 15,627	$ 21,290	$ 20,700	$ 13,338	$ 13,441
Income before income tax expense	$ 8,420	$ 16,294	$ 15,474	$ 13,395	$ 15,669	$ 15,463	$ 9,108	$ 10,075
Net income	$ 6,273	$ 12,093	$ 11,612	$ 9,939	$ 11,620	$ 11,511	$ 4,343	$ 7,349
Net income available to common stockholders	$ 2,069	$ 6,030	$ 5,664	$ 4,528	$ (46,017)	$ 5,493	$ 4,295	$ 7,349
Net income margin	19.4 %	35.8 %	36.9 %	33.9 %	27.6 %	25.9 %	9.9 %	19.4 %
Adjusted net income	$ 11,078	$ 12,814	$ 12,286	$ 11,044	$ 14,556	$ 15,997	$ 15,335	$ 13,410
Adjusted basic earnings per share	$ 0.08	$ 0.09	$ 0.09	$ 0.08	$ 0.11	$ 0.12	$ 0.11	$ 0.10
Adjusted diluted earnings per share	$ 0.08	$ 0.09	$ 0.09	$ 0.08	$ 0.11	$ 0.11	$ 0.10	$ 0.09
Adjusted EBITDA	$ 19,729	$ 20,780	$ 19,289	$ 17,116	$ 25,249	$ 26,725	$ 25,911	$ 21,566
Adjusted EBITDA margin	60.9 %	61.4 %	61.2 %	58.3 %	60.0 %	60.2 %	59.2 %	57.1 %
Adjusted EBITDA per share (basic)	$ 0.15	$ 0.15	$ 0.14	$ 0.13	$ 0.19	$ 0.20	$ 0.19	$ 0.16
Adjusted EBITDA per share (diluted)	$ 0.15	$ 0.15	$ 0.14	$ 0.13	$ 0.19	$ 0.19	$ 0.17	$ 0.15

19

SHARES OUTSTANDING

Shares Outstanding

The following table presents a summary of our equity interests as of March 31, 2026, as calculated per ASC 260 Earnings Per Share

Common Shares	Date	Class A Common	Class B Common (10x vote)	Shares issued and outstanding (Total)
Beginning shares outstanding	12/31/2025	94,718,530	43,435,000	138,153,530
Add: Net shares issued upon exercise of stock options	various	149,796	—	149,796
Common Shares Outstanding as of 3/31/2026	*3/31/2026*	*94,868,326*	*43,435,000*	*138,303,326*
Weighted Avg Shares outstanding	**Q1 2026**	**94,805,994**	**43,435,000**	**138,240,994**
Options	**Date**	**Exercisable Options Class A**	**Exercisable Options Class B**	**Total**
Exercisable Options as of 12/31/2025	12/31/2025	2,618,385	6,160,000	8,778,385
Less: Exercised during Q1 2026	various	(189,481)	—	(189,481)
Exercisable Options as of 3/31/2026	*3/31/2026*	*2,428,904*	*6,160,000*	*8,588,904*
Weighted Avg Exercisable Options	*Q1 2026*	*2,493,260*	*6,160,000*	*8,653,260*
Less: Net Exercise Options - $23.217 Avg		(703,563)	(1,457,949)	(2,161,512)
Dilutive Options Outstanding as of 3/31/2026	**3/31/2026**	***1,789,697***	***4,702,051***	***6,491,748***
Restricted Stock Units	**Date**	**RSUs - Class A**	**RSUs - Class B**	**Total**
Restricted Stock Units outstanding as of 12/31/2025	12/31/2025	2,194,524	1,982,964	4,177,488
Add: RSUs granted during Q1 2026		—	—	—
RSU shares outstanding as of 3/31/2026	**3/31/2026**	**2,194,524**	**1,982,964**	**4,177,488**
Less: Weighted unamortized expense shares		(1,659,510)	(1,494,675)	(3,154,185)
Diluted award shares outstanding as of 3/31/2026	**3/31/2026**	**535,014**	**488,289**	**1,023,303**
Treasury Stock Method				
Weighted Avg Common Shares outstanding		94,805,994	43,435,000	138,240,994
Weighted Avg Exercisable Options - $5.80 Avg Strike Price		2,493,260	6,160,000	8,653,260
Less: Net Exercise Options - $23.217 Avg Share Price in Q1 2026		(703,563)	(1,457,949)	(2,161,512)
RSUs outstanding		2,194,524	1,982,964	4,177,488
Less: Weighted unamortized expense shares		(1,659,510)	(1,494,675)	(3,154,185)
Treasury Stock Method Shares Outstanding		**97,130,704**	**48,625,340**	**145,756,044**

What this table does...

- Rolls forward the Common Share count along with the net of tax effects of options exercised during Q1 2026
- Calculates dilutive effect of Restricted Stock Units as of March 31, 2026
- *Establishes the GAAP basis for the calculation of diluted EPS*

Pro Forma Dilution From Existing Equity Interests

The following table presents a summary of the pro forma net incremental shares resulting from vesting and repurchase of equity interests outstanding.

Basic Shares	
Common Shares Outstanding as of 3/31/2026	*138,303,326*
Add: Vesting of RSUs granted during FY 2025	4,177,488
Less: Net settlement for tax withholding (36.0%)	(1,503,896)
Common Shares Outstanding as of 12/31/2028	**140,976,918**
Options	
Exercisable Options as of 3/31/2026	8,588,904
Less: Net Exercise Options - *Based on $23.217 Avg Share Price during Q1 2026*	(2,161,512)
Option Shares - Common	**6,427,392**
Treasury Stock Method	
Common Shares outstanding	140,976,918
Option Shares - Common	6,427,392
Restricted Stock Units outstanding	—
Treasury Stock Method - Hypothetical Shares Outstanding	**147,404,310**

What this table does...

- Provides hypothetical fully dilutive impacts of existing equity interests outstanding
- Assumes future average share price equals average share price during most recent completed quarter

What is NOT included in either table

- Potential future equity awards
- Potential future share repurchases, aside from those contemplated in the Net Settlement of existing options or RSUs
- Assumptions regarding changes to the market price of shares
- Forfeitures of outstanding equity awards

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Additional Information

ADDITIONAL INFORMATION Webcast The Company will host a conference call and webcast to discuss its financial results at 5:00 PM ET on Wednesday, April 22, 2026. The dial-in number for the conference call is (800) 715-9871 or (646) 307-1963 (international). Please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available here as well as on Neptune's investor relations website at investors.neptuneflood.com. A replay of the webcast will be available shortly after the event at the same website. Effectiveness of Information The information included in this earnings presentation and the statements made during the earnings conference call, each of which is available on Neptune's investor relations website at investors.neptuneflood.com (collectively, the “Earnings Materials”), represent Neptune’s expectations and beliefs as of April 22, 2026. Although these Earnings Materials will remain available on Neptune’s website through the date of the earnings call for the first quarter of fiscal 2027, their continued availability does not mean that Neptune is reaffirming or confirming their continued validity. Neptune undertakes no obligation to update any forward-looking statements, whether as a result of new information or future events, or to otherwise update the targets given in this earnings presentation, except as required by law. Non-GAAP Financial Measures and Key Performance Indicators To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and Adjusted diluted earnings per share. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. Adjusted EBITDA is a non-GAAP financial measure derived from net income (the most directly comparable GAAP measure) adjusted to exclude interest expense (net of interest income), loss on extinguishment of debt, income taxes, amortization expense, share- based compensation, corporate transaction related expenses, and other one-time expenses. By removing these expenses, we believe Adjusted EBITDA provides a clearer representation of operating performance. Adjusted EBITDA margin is a non-GAAP financial measure derived from Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA margin is a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful and also because it provides a period-to-period comparison of our operating performance. Adjusted net income is a non-GAAP financial measure derived from net income (the most directly comparable GAAP measure), adjusted to exclude loss on extinguishment of debt, amortization expense, share-based compensation, corporate transaction related expenses, and other one-time expenses, and the related tax effect of those adjustments. By removing these expenses, we believe Adjusted net income provides a clearer representation of operating performance. Adjusted diluted earnings per share is Adjusted net income divided by diluted weighted average shares outstanding, assuming the conversion of all outstanding shares of redeemable convertible preferred stock into an equivalent number of shares of common stock, which occurred upon the consummation of our IPO. Similarly, Adjusted basic earnings per share is Adjusted net income divided by basic weighted average shares outstanding, also assuming the conversion of all outstanding redeemable convertible preferred stock into an equivalent number of shares of common stock, which occurred upon the consummation of our IPO. By implementing the conversion of the redeemable convertible preferred stock, we believe Adjusted earnings (basic and diluted) per share provides a clearer representation of operating performance. The most directly comparable GAAP measures are diluted earnings per share and basic earnings per share, respectively. Additionally, we discuss certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance. Written Premium is the total premium we placed with insurance programs during a reporting period, less “return premiums” refunded to policyholders due to cancellations, endorsement of policies, or otherwise. We believe written premium is an appropriate measure of operating performance because it is the primary driver of our commission revenue. Revenue per Employee is revenue for the trailing four quarters, determined in accordance with GAAP, divided by the average number of employees during the trailing four quarters. We monitor this as a metric of scaling growth and believe it to be a leading indicator of sustained profitability and efficiency. Adjusted EBITDA per employee is Adjusted EBITDA, a non-GAAP metric, for the trailing four quarters divided by the average number of employees during the trailing four quarters. We monitor this as a metric of scaling growth and believe it to be a leading indicator of sustained profitability and efficiency. For further discussion on our calculation of Adjusted EBITDA, see “Non-GAAP Financial Measures” above. Policy Retention Rate is the percentage of our policyholders who receive renewal offers and who accept the offered renewal term. We monitor the acceptance of renewal offers as an early indicator of price elasticity. Premium Retention Rate is the premium associated with those accepted renewal offers, as a percentage of the total premium from expiring policies for which renewal offers were made. Revenue Retention Rate is the percentage of revenue recognized on policies in a given period that is recognized under the renewal terms of those same policies in the subsequent period. We monitor this metric as a comprehensive indicator of renewal performance and the long-term stability of our revenue base, as it reflects the combined effect of policy retention, premium changes, and policy fee income. Organic revenue and organic revenue growth: We define organic revenue as total revenue determined in accordance with GAAP, adjusted to remove the impact of any acquisitions or divestitures. We define organic revenue growth as the year-over-year growth in our organic revenue. However, as of the date of this Quarterly Report and for the relevant periods presented herein, we have not completed any relevant acquisitions or divestitures, therefore our organic revenue and organic revenue growth reflect our total revenue and total revenue growth, respectively, as determined in accordance with GAAP. Organic revenue and organic revenue growth are also non-GAAP financial measures which are commonly reported by others in the insurance industry. We use “organic revenue” and “organic revenue growth” in this Quarterly Report to facilitate investors’ understanding of our operating performance and comparison with our peers. 22

ADDITIONAL INFORMATION Safe Harbor Statement This earnings presentation, the press release, and the earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “outlook,” “predicts,” “potential,” or “continue,” the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, include, among others, projections of our future financial performance, our anticipated growth and business strategies, anticipated trends in our business, capital allocation plans, technology initiatives, and other future events or development. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, once filed, and the other documents that the Company files with the U.S. Securities and Exchange Commission, which are available free of charge on the SEC's website at: www.sec.gov and on Neptune’s investor relations website at investors.neptuneflood.com. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. 23